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                       DAIMLER-BENZ VEHICLE TRUST 1996-A
                           MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                            TRUSTEE: CITIBANK, N.A.

COLLECTION PERIOD: FEBRUARY 1999
DISTRIBUTION DATE: 3/22/99

STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                          Per $1,000 of Original
                                                                                             Class A/Class B
                                                                                            Certificate Amount
                                                                                            -------------------
(i)       Principal Distribution
               Class A Amount                                               $11,965,120.75     $15.046905
               Class B Amount                                                        $0.00      $0.000000

(ii)      Interest Distribution
               Class A Amount                                                  $718,929.19      $0.904099
               Class B Amount                                                   $61,243.56      $0.904099
(iii)     Monthly Servicing Fee                                                $133,362.85      $0.154547
               Monthly Supplemental Servicing Fee                                    $0.00      $0.000000
               Class A Percentage of the Servicing Fee                         $122,893.88      $0.154547
               Class A Percentage of the Supplemental Servicing Fee                  $0.00      $0.000000
               Class B Percentage of the Servicing Fee                          $10,468.96      $0.154547
               Class B Percentage of the Supplemental Servicing Fee                  $0.00

(iv)      Class A Principal Balance (end of Collection Period)             $135,507,533.69
          Class A Pool Factor (end of Collection Period)                        17.040940%
          Class B Principal Balance (end of Collection Period)              $11,543,508.67
          Class B Pool Factor (end of Collection Period)                        17.040940%

(v)       Pool Balance (end of Collection Period)                          $147,051,040.36

(vi)      Class A Interest Carryover Shortfall                                       $0.00
          Class A Principal Carryover Shortfall                                      $0.00
          Class B Interest Carryover Shortfall                                       $0.00
          Class B Principal Carryover Shortfall                             $(2,963,684.82)

(vii)     Amount Otherwise Distributable to the Seller that is
          Distributed to Either the Class A or Class B Certificateholders            $0.00      $0.000000

(viii)    Balance of the Reserve Fund Property (end of Collection Period)
               Class A Amount                                               $26,963,834.54
               Class B Amount                                                        $0.00

(xi)      Aggregate Purchase Amount of Receivables repurchased by
          the Seller or the Servicer                                                 $0.00

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